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Exhibit 10.23
                                 BAY AREA BANK

                                      1997

                            SALARY CONTINUATION PLAN

1.        PURPOSE

          (a) The purpose of this Salary Continuation Plan ("Plan") is to provide a means whereby key management employees of Bay Area Bank ("Corporation" or "Company") may be given an opportunity for salary continuation after participants reach retirement age.

          (b) The Plan is intended to advance the profits and prosperity of the Corporation by enabling the Corporation to secure and retain the services of highly qualified employees, by providing such employees with an additional incentive to make every effort to enhance the success of the Corporation and by providing a means whereby employees may be compensated for significant contributions to the success of the Corporation.

2.        SALARY CONTINUATION AGREEMENTS

          Salary Continuation Agreements ("SCAs") may be awarded to participants under the Plan as and when approved by the Board of Directors of the Corporation ("Board") and shall be evidenced by SCAs in such form not inconsistent with the Plan as the Board shall from time to time approve.

3.        ADMINISTRATION

          (a) The Plan shall be administered by the Board or by a Committee of the Board to which the Board delegates such administration. If the administration is delegated to a Committee, the Committee shall be responsible to the Board for the operation of the Plan and shall make recommendations to the Board with respect to participation in the Plan and with respect to the extent of the benefits as a result of that participation.

          (b) In administering the terms of the Plan as they apply to any participant who is also a director, the vote of such director shall not be counted in determining the vote required in connection with the award of any SCA to such director or in connection with any other determination with respect to any SCA awarded to such director. Minutes of the meetings of the Board with respect to the award of SCAs and the administration of the Plan shall be kept as minutes of any other meeting and the names of the directors who vote or who abstain from voting shall be noted therein.

          (c) The Board shall have full plenary power and authority in its discretion to interpret, construe, and administer the Plan and the Board's interpretations and construction thereof, and actions thereunder, including determination of the employees of the Company who are within that class set forth herein as participants, the amount of the benefits, or the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan and shall be entitled to indemnification and reimbursement in the manner and to the extent permitted by applicable law, unless attributable to his or her own willful misconduct or lack of good faith. Any decision by the Company denying a claim by a participant or his or her beneficiary for benefits under the Plan shall be stated in writing and delivered or mailed to the participant or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Company's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Company shall afford a reasonable opportunity to the participant or such beneficiary for a full and fair review of the decision denying such claim.
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4.        PARTICIPANTS

          (a) Key management employees of the Corporation shall be eligible to be awarded SCAs under the Plan, as and when selected by the Board
("Participants"). SCAs may be awarded by the Board at any time and from time to time to new Participants, or to then Participants.

          (b) Each Participant shall agree to serve the Company at the pleasure of the Board in the position determined by the Board and shall further agree to perform such services not inconsistent with his or her position as shall from time to time be assigned to the Participant by the Board.

          (c) During the term of his or her employment, each Participant shall devote all of his or her time, attention skill and efforts to the performance of his or her duties for the Company.

5.        AWARD OF SALARY CONTINUATION AGREEMENTS

          (a) In addition to base salary and whatever other benefits the Board has or shall determine to be appropriate for each Participant, the Board may obligate the Company to pay to Participant target benefits as provided in paragraph 6 below, payable as provided in paragraph 7 below, unless forfeited by the occurrence of any of the events of forfeiture specified in paragraph 8 below.

          (b) SCAs may be awarded under the Plan from time to time, but not after December 31, 2004. In making any determination as to the employees of the Corporation to whom SCAs shall be awarded and as to the amount of SCA benefits awarded, the Board shall take into account the duties of the respective Participants, their present and potential contributions to the success of the Corporation and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.

6.        TARGET BENEFIT

          (a) The Target Benefit is comprised of Two (2) parts, the "Basic Benefit" and the "Performance Benefit". If the employment standards applicable to the Participant are satisfied and the Company performance standards described below are continuously met through the required time period, the Performance Benefit payable to the Participant would be the full amount of the Performance Benefit paid each year for Fifteen (15) years beginning on April 30, of the year specified for the particular Participant ("Performance Benefit").

          (b) Unless otherwise expressly set forth in a resolution of the Board and in a particular SCA, the Performance Benefit shall vest only in installments as follows: twenty percent (20%) three years after the date of the particular SCA; twenty percent (20%) six years after the date of the particular SCA; twenty percent (20%) nine years after the date of the particular SCA; twenty percent (20%) twelve years after the date of the particular SCA; and twenty percent (20%) fifteen years after the date of the particular SCA. No installment shall vest, however, for any installment period in which the Participant is not a key management employee throughout such period or for which the Company does not meet the performance standards described in subparagraph 6(d) below. To the extent that any installments of the Performance Benefit are not vested at the time such amounts are otherwise payable to the Participant, such amounts shall be forfeited.

          (c) The Company may, but need not, set aside assets or investments as a reserve for the compensation under the Plan. Title to and beneficial ownership of any assets, whether cash or other investments which the Corporation may set aside to pay the contingent compensation hereunder, shall at all times remain in the Corporation and the Participants and their spouses shall not have any property interest whatsoever in any specific assets of the Corporation.
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          (d)   For each installment to vest, the Participant must remain a key management employee and the Company must meet or exceed all of the following performance standards based on a three-year average (consisting of that year and the preceding two years): (i) the Company must produce a One Percent (1%) per annum return on average Company assets; (ii) the Company must maintain a Six Percent (6%) leveraged capital ratio; (iii) the Company must produce a Ten Percent (10%) per annum return on average Company equity; and (iv) the Company must be considered "adequately capitalized", in accordance with applicable Federal Deposit Insurance Corporation (FDIC) standards. For example, if the Company has a 0.9% return on assets during 1996, but had a 1.2% return during 1994 and 1995, the three-year average would be 1.1% and would meet the performance standard described in subparagraph (d)(i). The determination of whether these performance standards are met shall be made by the independent accounting firm which regularly performs accounting services for the Company and such determination shall be binding on all persons for all purposes. Notwithstanding that the Company meets all of the foregoing performance standards, no portion of the Performance Benefit shall be credited to a Participant in any installment period during which a regulatory order, memorandum or agreement is issued or entered into or in any installment period in which a majority of the Board of Directors of the Company determines in good faith that the particular Participant's performance as a key management employee is unsatisfactory for any reason. In the event no portion of the Performance Benefit is credited for an installment period, there will be no opportunity in the future to make up for the portion not credited for such year. Thus, for a Participant to be entitled to the full Target Benefit, the performance standards (and other requirements contained in the Plan and SCA) must be met each and every installment period of the period specified for the particular Participant.

          (e) If a Participant's employment is terminated or modified as a result of and within 24 months of a change of control before the Participant shall have remained in his or her capacity as a key management employee in a substantially full time capacity up to and including the last installment period specified for the particular Employee, the remaining installments of the Performance Benefit set forth in paragraph 6(b) above shall be credited to the Participant and shall vest in full on the last day of each of the installment periods subsequent to such change of control through the period specified for the particular Participant, regardless of the performance standards described in subparagraph (d) above. For purposes of this subparagraph, "terminated or modified" is defined as a change in employment terms that results in a reduction of economic benefits to the Participant, including but not limited to a reduction in compensation, and "change of control" is defined as a merger, acquisition or change of control that requires notice to or approval of State or Federal banking regulators.

          (f) There shall be no vesting pursuant to subparagraph 6(e) above, however, if the change of control takes place for consideration valued at less than the value per share of the Bank's holding company common stock established in connection with a particular SCA. The value per share established in connection a particular SCA shall be set by the Board and shall be subject to adjustment in the event that the outstanding shares of common stock of the Bank's holding company are thereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Bank's holding company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Bank's holding company receives no additional consideration other than shares or other securities. Appropriate adjustment shall be made by the Board under the Plan in established value per share, so that the Participant's right to the vesting in subparagraph 6(e) shall be maintained as before the occurrence of such event.

          (g) In addition to the Performance Benefit, each Participant shall be entitled to a Basic Benefit each year equal to the amount specified for the particular Participant for the remainder of Participant's life, beginning on April 30th of the year following the year Participant reaches age Sixty-Five
(65). The performance standards described in subparagraph (d) above shall not apply to this Basic Benefit.

7.        PAYMENT OF BENEFITS
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          The benefits to be paid as compensation (unless paid earlier pursuant to paragraph 8 below or unless forfeited by occurrence of any of the events of forfeiture specified in paragraph 9, below) are to be paid as follows:

          (a) The Basic Benefit shall be paid to the Participant on each April 30th following the year in which Participant reaches age Sixty-Five (65), for as long as the Participant is living. The Participant shall be entitled to the Basic Benefit only if the Participant is still living on April 30/th/ of the year following the year Participant reaches age Sixty-five (65). This Basic Benefit shall terminate on Participant's death.

          (b) The Performance Benefit shall be payable on each April 30 following the year in which a Participant reaches age Sixty-Five (65) for up to fifteen (15) years, as long as requirements of the Plan and the Participant's SCA are and continue to be met.

          (c) The Basic Benefit and Performance Benefit shall be adjusted to the extent a particular Participant is employed as a key management employee for more than ten (10) years. Unless otherwise expressly set forth in a resolution by the Board and in a particular SCA, the Basic Benefit and Performance Benefit shall be increased at a compounded rate of three percent (3%) per annum for every year of service as a key management employee from year eleven (11) until age Sixty-Five (65).

          (d) In the event of a Participant's death before some or all of the Performance Benefit payments have been made to the Participant, One Hundred Percent (100%) of the Performance Benefit payments (not including the Basic Benefit) which would have been paid to the Participant but for his death, shall be paid to the Participant's Beneficiary as set forth in paragraph 11 below.

          (e) If a Participant's employment by the Company is terminated (including on account of death or disability, voluntary resignation or termination with or without cause) or if a Participant's employment is modified for any reason (such as continuing employment but on a part-time basis or in a different capacity), before the Participant shall have remained in his or her capacity as a key management employee in a substantially full time capacity up to and including the time period specified for a particular Participant, then the compensation accrued to that date, plus any compensation that may accrue as specified in subparagraph 6(e) above, shall be held as the Board in its discretion may determine and no payments shall be made until April 30 of the year following the earlier of Participant's death or Participant's Sixty-Fifth (65/th/) birthday, at which time payments shall be made in the same manner and to the same extent as set forth herein. A Participant shall be deemed to have become disabled for purposes of this subparagraph if the Participant has been determined to be permanently disabled under the Company's group disability plan.

          (f) Except as otherwise provided herein, all of the foregoing payments shall be made on April 30 (unless April 30 is a Saturday, Sunday or holiday, in which case payment shall be made on the next business day). All payments shall be subject to customary tax and other withholding as required by law.

          (g) Notwithstanding anything in the Plan or in any SCA to the contrary, the Board shall have the right in its sole discretion to vary the manner and time of making the installment distributions provided in the Plan and any SCA and may make such distributions in lump sums or over a shorter or longer period of time as it may find appropriate; provided that the installment distributions may only be made over a longer period of time if necessary in order to comply with bank regulatory requirements.

8.        HARDSHIP WITHDRAWAL

          (a) In the event a Participant suffers an unforeseen financial emergency, as defined hereafter, the Company may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Participant as a hardship benefit ("Hardship Benefit") any portion of the Participant's benefits accrued under his or her SCA. The Company shall have exclusive authority to determine whether to make a hardship distribution and the
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Company's decision shall be final and binding on all parties.  Any hardship distribution shall, like all distributions, reduce the amount available for subsequent distributions and be deducted from the Participant's SCA benefits.

          (b) A Participant shall apply for such a Hardship Benefit in writing in a form approved by the Company and shall provide such additional information
as the Company shall request.   For purposes of this paragraph, "unforeseen
financial emergency" means an immediate and heavy financial need caused by an unforeseeable emergency, as described in Treasury Regulations Section 1.457-2(h)(4) and (5), or accident of the Participant or a dependent of the Participant (as defined in Internal Revenue Code Section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

          (c) No distribution shall be made pursuant to this paragraph in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Any distribution under this paragraph shall reduce the benefits a Participant may receive under his or her SCA.

9.        FORFEITURE

          Notwithstanding anything in the Plan or in any SCA to the contrary, no payment of any then unpaid installments of compensation shall be made and all rights under the Plan and any applicable SCA of the Participant to receive payments thereof shall be forfeited if any of the following events shall occur:

          (a) The Participant while employed by the Company shall engage in any activity or conduct which in the opinion of the Board is contrary to the established policies of the Company, including, for example, the Ethics and Conflicts of Interest policy then in effect.

          (b) After the Participant ceases to be employed by the Company, he or she shall fail or refuse to provide advice and counsel to the Company when reasonably requested to do so, except Participant shall not be required to render such services during vacation periods or during any periods of illness or other incapacity.

          (c) If it is determined by any bank regulatory authority that the Plan or the applicable SCA is excessive, illegal or otherwise improper.

10.       ACCOUNTING PROVISIONS

          (a) Any compensation payable under the Plan or a SCA shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which he or she may be entitled under any pension plan or other arrangement of the Company for the benefit of its Participants.

          (b) Nothing contained in the Plan or any SCA and no action taken pursuant to the provisions of the Plan or any SCA shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, his or her spouse or any other person. Any funds which may be set aside under the provisions of the Plan or any SCA shall continue for all purposes to be a part of the general funds of the Corporation and no person other than the Company shall by virtue of the provisions of the Plan or any SCA have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under the Plan or any SCA, such right shall be no greater than the right of any unsecured general creditor of the Company.
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11.       BENEFICIARY DESIGNATION

          (a) Each Participant shall have the right, at any time to submit, in a form satisfactory to the Company, a written designation of primary and secondary beneficiaries to whom payments under the Participant's SCA shall be made in the event of the Participant's death prior to complete distribution of the benefits due and payable under the Participant's SCA. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Company.

          (b) In the event that payments of benefits under the Plan and any SCA are to be made to a beneficiary on account of the death of a Participant, then such beneficiary shall have the right to make an election to accelerate the scheduled payments to be: (i) in one lump sum at the next April 30; (ii) in equal installments over the next five (5) April 30 dates; (iii) in equal installments over the next ten (10) April 30 dates; or (iv) in equal installments over the next fifteen (15) April 30 dates. Any accelerated payments shall be discounted at a discount rate of three percent (3%) per annum based on the period of time between the date such accelerated payment is made and the date such payment would have been made had the Participant survived. Such election shall be a one-time election right, must be made in writing received by the Company within 180 days of the Participant's death, and cannot specify a payment period longer than the Participant would have received had he or she survived.

          (c) A Participant shall only be entitled to payment on April 30th of any year if the Participant, or the Participant's primary or secondary beneficiary, as the case may be, is living on said April 30th. All benefits hereunder shall cease and terminate after the death of the survivor of the Participant and the Participant's primary and secondary beneficiaries.

12.       ASSIGNMENTS

          (a) The rights of any Participant and his or her primary or secondary beneficiary under the Plan or any SCA may not be assigned, pledged, encumbered or otherwise transferred.

          (b) If the Board shall find that any person to whom any payment is payable under the Plan or any SCA is unable to care for his or her affairs because of illness, accident or disability, any payment due may be paid to the spouse of such person or the custodian of such person or the trustee of a trust which was established by such person for such person's benefit. Any payments to a spouse, custodian or trustee as provided above shall act as a complete discharge of the liabilities of the Company under the Plan and any applicable SCA.

          (c) The Plan and any SCA shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his or her heirs, executors, administrators, and legal representatives.

13.       GOVERNING LAW

          (a) The Plan shall be construed in accordance with and governed by the laws of the State of California. If any of the provisions of the Plan shall be determined to be invalid, the remaining provisions of the Plan shall continue in full force and effect.

          (b) The Board may terminate the Plan at any time and from time to time modify or amend the Plan in such respects as it shall deem advisable, or to conform to any requirements of the laws and regulations relating to the Corporation or in any other respect.

14.       ARBITRATION
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          Any controversy or claim arising out of or relating to the Plan or any
SCA, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration or court proceeding arising as the result of a dispute arising under any or all of the provisions contained in the Plan or any SCA, the prevailing party or parties shall be entitled to recover from the other party its reasonable attorneys' fees and costs of suit.

15.       EFFECTIVE DATE AND TERMINATION OF PLAN

          The Plan shall become effective, and SCAs may be awarded and exercised hereunder, upon approval of the Board of Directors of the Corporation. The Plan shall terminate on December 31, 2004, and no further SCAs may be awarded thereafter under the Plan. Termination of the Plan shall not, without the written consent of the Participant, alter or impair any of the rights or obligations under any SCA theretofore awarded under the Plan.

16.       RIGHT TO TERMINATE EMPLOYMENT

          Nothing in the Plan, in any SCA or in any other agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of any Participant.